     As filed with the Securities and Exchange Commission on August 3, 1999.
                                                      Registration No. 333-61425
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                          -----------------------------
                               AMENDMENT NO. 3 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                             DIGI INTERNATIONAL INC.
           (Exact name of the Registrant as specified in its charter)

           DELAWARE                            3576                    41-1532464
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)   Identification No.)


                              11001 BREN ROAD EAST
                           MINNETONKA, MINNESOTA 55343
                                 (612) 912-3444
                (Address and telephone number of the Registrant's
                          principal executive offices)

                              SUBRAMANIAN KRISHNAN
                             CHIEF FINANCIAL OFFICER
                              11001 BREN ROAD EAST
                           MINNETONKA, MINNESOTA 55343
                                 (612) 912-3444
            (Name, address and telephone number of agent for service)
                           ---------------------------

                                    copy to:
                               James E. Nicholson
                               Faegre & Benson LLP
                               2200 Norwest Center
                             90 South Seventh Street
                          Minneapolis, Minnesota 55402
                          -----------------------------


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                     REMOVAL OF SECURITIES FROM REGISTRATION

         The offering described in the Registration Statement has terminated. The Registrant hereby removes from registration 396,017 shares of its Common Stock, $.01 par value per share, representing the securities that remain unsold at the termination of the offering. This post-effective amendment is being filed solely to remove these securities from registration.

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--------------------------------------------------------------------------------

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the Registrant has duly caused this Amendment No. 3 to Registration Statement No. 333-61425 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on August 3, 1999.

                                          DIGI INTERNATIONAL INC.


                                          By  /s/ Subramanian Krishnan
                                              ----------------------------------
                                                   Subramanian Krishnan
                                                   CHIEF FINANCIAL OFFICER